                           ASSET PURCHASE AGREEMENT

    THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of September 25, 1997, by and between ABASCO, Inc. a Texas corporation ("Buyer"), and ITS ENVIRONMENTAL SERVICES INC., a Delaware corporation ("Seller").

    WHEREAS, Seller is a corporation which has been engaged in the development, design, manufacture and marketing of a diverse line of oil spill recovery and response products (the "Business") under the name "ABASCO" and other names; and

    WHEREAS, Buyer is the assignee of LaSalle Marine Corp. ("LaSalle") under that certain Letter Agreement between LaSalle and Seller dated September 5, 1997, and desires to acquire all of the assets used by Seller in the Business or owned by the Business (except for certain assets excluded pursuant to Section
1.2 hereof) and Seller desires to sell the assets to Buyer on the terms and conditions set forth in this Agreement.

    NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements made herein, the parties hereto agree as follows:

     1.  Assets.

          1.1 Purchase and Sale of Assets. Based upon and subject to the terms, covenants, conditions, representations and warranties set forth in this Agreement, on the Closing Date (as defined below), Buyer shall purchase and Seller shall sell, transfer and assign to Buyer the assets described in this
Section 1.1 (the "Assets"). No other assets of Seller shall be sold, transferred, or assigned to Buyer other than those set forth in Sections 1.1.1 through 1.1.10 below, The Assets shall be sold, transferred and assigned to Buyer, free and clear of any liabilities (other than those expressly assumed by Buyer under Section 2.1 below), claims, liens, charges or encumbrances of any nature whatsoever. The Assets include the following:

           1.1.1 Inventory. Title and all other rights to all inventory (including spare parts inventory) listed on Schedule 1.1.1 attached to this Agreement.

           1.1.2 Equipment. Title and all Seller's rights to all equipment listed on Schedule 1.1.2 attached to this Agreement.

          1.1.3 Name. All right, title and interest held or owned by Seller in and to the use of the name "ABASCO", any variations thereof worldwide and all goodwill and other intangibles pertaining thereto.

          1.1.4 Patents, Trademarks and Copyrights. All right, title and interest in and to all patents owned, or applied for, by Seller, including, without limitation, those patents listed on Schedule 1.1.4 (the "Patents") and other rights and privileges associated therewith worldwide, together with all trademarks, trademark registrations and applications therefor, copyrights, "know-how", slogans, trade names, trade secrets, logos, labels and other trade rights used in the Business worldwide, whether or not registered, used or useful in the Business, and any goodwill or other intangibles associated therewith worldwide (collectively sometimes hereinafter called "Trade Rights").

          1.1.5 Capital Assets. All capital assets, tools, raw materials, furniture, fixtures, and vehicles of Seller listed on Schedule 1.1.5 attached to this Agreement.

          1.1.6 Sales Materials. All catalogs, brochures, advertising materials, production data and purchasing and sales materials (including forms of purchase orders, sales orders and invoices) of Seller.

          1.1.7 Contracts. All contracts, including all outstanding purchase orders issued by and/or to Seller related to the Business, listed on
     Schedule 1.1.7, including the real property lease for the premises located at 363 W. Canino Road.

         1.1.8 Design and Manufacturing Rights. All design and manufacturing rights of Seller.

         1.1.9 Cash and Accounts Receivable from Sales Accruing On or after the Effective Date. All cash and accounts receivable from sales accruing to Seller on or after the Effective Date but before the Closing Date.

         1.1.10 Other Assets. All existing customer lists, supplier lists, books and records (or copies thereof), accounts and all other tangible and intangible assets (including rights to manufacturers' and/or suppliers' warranties on assets purchased from Seller by Buyer, and rights to claims and causes of action relating to those assets) of Seller used in connection with the Business, except those assets described in Section 1.2 below and except those contracts not expressly listed on Schedule 1.1.7.

  1.2 Excluded Assets. Notwithstanding anything to the contrary in this Agreement, Buyer shall not purchase and Seller shall not sell, transfer or assign to Buyer any assets except the Assets. Without limiting the generality of the foregoing, it is expressly agreed that Buyer shall not purchase and Seller shall not sell, transfer or assign to Buyer:

         1.2.1 Accounts Receivable. Any accounts receivable of the Seller ("Accounts Receivable") other than those transferred and assigned under
     Section 1.1.9 above.

         1.2.2 Cash. Any cash of the Seller other than the cash transferred and assigned under Section 1.1.9 above.

         1.2.3 Employment Agreements. Any employment agreements, consulting agreements, or other personnel agreements to which Seller is a party.

         1.2.4 Insurance Policies. Any insurance policies belonging to Seller or on which Seller must pay premiums.

         1.2.5 Drilling Services Inventory. All inventory of ITS Drilling Services currently on Seller's premises, as described and listed on
     Schedule 1.2.5, and any inventory of ITS Drilling Services ordered or purchased by or on behalf of Seller before or after the Effective Date that is shipped to or received at 363 W. Canino Road, Houston, Texas.

     2.  Liabilities.

          2.1 Liabilities Assumed. Buyer shall accept the assignment and assume responsibility for all unfilled orders from customers of Seller assigned to Buyer pursuant to Section 1.1.7, shall assume responsibility for all outstanding quotes issued to customers of Seller, which are set forth in Schedule 2.1 shall assume responsibility of payment for purchase orders for inventory items that have been placed by Seller prior to, on, or after the Effective Date but that will not have been delivered until after the Effective Date and shall assume and perform all of Seller's obligations under the contracts assigned to Buyer pursuant to Section 1.1.7, including the real property lease for the premises located at 363 W. Canino Road. Additionally, Buyer shall assume responsibility for any liability or obligation arising out of any breach by Buyer after the Closing Date (including the failure of

Buyer to perform, or negligent or improper performance in accordance with its terms) of any agreement, contract, commitment, lease, permit or other undertaking. Buyer shall further assume responsibility for all liabilities and claims which arise out of or are based upon any service performed or product sold by or on behalf of Buyer after the Effective Date. The liabilities assumed by Buyer pursuant to this Section 2.1 shall hereinafter be collectively referred to as the "Assumed Liabilities."

     2.2 Excluded Liabilities. Buyer is not assuming and shall not pay, perform, or discharge any debt, liability, obligation, understanding, arrangement or contract, whether written or oral or existing, contingent or inchoate, except the Assumed Liabilities. Without limiting the scope of the foregoing, it is expressly agreed that Buyer shall not assume:

          2.2.1 Any obligations, liabilities or expenses of Seller for any brokerage or finder's commission relating to this Agreement, the purchase of the Assets or any of the transactions contemplated hereby or thereby.

          2.2.2 Any federal, state or local income or other tax (i) payable with respect to the Business, operations, assets or properties of Seller for any period prior to the Closing Date, or (ii) incident to or arising as a consequence of the negotiation or consummation by Seller of this Agreement and the transactions contemplated hereby, including any sales or other taxes imposed upon the transfer and delivery of the Assets to Buyer.

         2.2.3 Any liability or obligation under or in connection with assets not included In the Assets.

          2.2.4 Except as set forth in Section 2.1 above, any obligations or liabilities arising out of actions taken, work done or contracts entered into by Seller before or after the Closing Date.

          2.2.5 Any liability or obligation arising out of any breach by Seller prior to the Closing Date (including the failure of Seller to perform, or negligent or improper performance in accordance with its terms) of any agreement, contract, commitment, lease, permit or other undertaking.

          2.2.6 Any liability or claim which arises out of or is based upon any service performed or product sold by or on behalf of Seller prior to the Effective Date, including without limitation, any claim relating to any product delivered in connection with the performance of such service and any claim seeking recovery for consequential damage, lost revenue, income, or punitive or exemplary damages.

          2.2.7 Any obligations or liabilities of Seller arising under ERISA with respect to any employee benefit plan of Seller, or any other obligations or liabilities arising under such plans or arrangements of Seller.

         2.2.8 Any accounts payable of Seller other than those expressly assumed by Buyer under Section 2.1 above.

     3.  Purchase Price.

          3.1 Purchase Price. Subject to the adjustment described hereinafter, if any, the amount to be paid by Buyer to Seller as consideration for the Assets and the assumption of the Assumed Liabilities (the "Purchase Price") shall be the sum of One Million Three Hundred and Thirty-Nine Thousand Eight Hundred Forty Three United States Dollars and Seventy-Six Cents (U.S. $1,339,843.76)

          3.2 Settlement. After Closing, and subject to the terms and conditions hereinafter set forth, a settlement will be made for revenues retained by Seller and for expenses paid by Seller on a dollar-for-dollar basis to reflect all items (other than those described in Section 2.2.1 above) that accrued on or after September 12, 1997 (the "Effective Date") but before the Closing Date other than those specific items listed on Schedule 3.2. The determination of the revenue and expense items to be factored into the Settlement shall be conducted at the expense of Buyer by Hein & Associates LLP. Such determination shall be made by within ninety (90) days after the Closing Date. Those items accruing on or after the Effective Date that have been specifically identified in Schedule 3.2 shall be reimbursed to Seller by Buyer within fifteen (15) days of the Closing Date.

          3.3 Closing Payment and Payment of Settlement. At the Closing, Buyer shall pay to Seller in same day funds the sum of One Million Three Hundred and Thirty-Nine Thousand Eight Hundred Forty Three United States Dollars and Seventy-Six Cents (U.S. $1,339,843.76) in the event that the Settlement described in Section 3.2 results in a net amount due to Seller, Buyer shall pay the such amount in same day funds to Seller within two (2) business days after the determination of such amount by Hein & Associates LLP. In the event that the Settlement described in Section 3.2 results in a net amount due to Buyer, Seller shall pay the such amount in same day funds to Buyer within two (2) business days after the determination of such amount by Hein & Associates LLP.

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

     4. Representations and Warranties of Seller. Except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule") and subject to Section 9.1 hereof, Seller represents and warrants to Buyer that the statements contained in this Article 4 are correct and complete as of the date of this Agreement. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER MAKES NO, AND DISCLAIMS ANY AND ALL, OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESSED OR IMPLIED, INCLUDING THOSE OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.

          4.1 Organization and Standing. Seller is a corporation duly organized and existing under the laws of the State of Delaware and is in good standing under such laws. Seller has requisite corporate power to own properties owned by it and to conduct business as being conducted by it.

          4.2 Corporate Power. Seller has all requisite corporate power to enter into this Agreement and will have at the Closing Date all requisite corporate power to sell the Assets and to carry out and perform its obligations under the terms of this Agreement.

          4.3 Subsidiaries. Seller has no subsidiaries and Seller does not own of record or beneficially any capital stock or equity interest or investment in any other corporation, association or business entity.

          4.4 Authorization. All corporate action on the part of Seller, its directors and shareholders necessary for the authorization, execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated herein has been taken or will taken prior to the Closing. This Agreement is a valid and binding obligation of Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and reorganization laws. The execution, delivery and performance by Seller of this Agreement and compliance therewith will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any provision of state or Federal Law to which Seller, the Business or the Assets are subject, Seller's Articles of Incorporation of By-Laws, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which Seller is a party or by which it is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Seller pursuant to any such term.

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

          4.5 Asset Statement. The "Asset Statement" set forth in the Disclosure Schedule has been prepared in accordance with generally accepted accounting principles as of March 31, 1997.

          4.6 Outstanding Debt. Seller has no outstanding indebtedness for borrowed money and is not a guarantor or otherwise contingently liable for any such indebtedness. There exists no default under the provisions of any instrument evidencing such indebtedness or of any agreement relating thereto.

          4.7 Absence of Undisclosed Liabilities. Except as set forth in the Disclosure Schedule, Seller has no material liabilities.

          4.8 Title. Seller has good and marketable title to the Assets and the Assets are, and will be transferred to Buyer, free and clear of any liabilities, liens, charges, encumbrances, adverse claims, options to purchase or restrictions or conditions on transfer.

          4.9 Name. Seller owns and possesses the exclusive rights to use the name "ABASCO" and all variations thereof.

          4.10 Litigation. There is no suit, action, arbitration or legal, administrative or other proceeding or governmental investigation threatened or pending against or affecting the Business or the Assets, nor does Seller know or have reasonable grounds to know of any basis for any such action or proceeding. There is no pending or threatened action, proceeding or investigation for any injunction, writ, preliminary restraining order or any order of any nature issued by any court or governmental agency, domestic or foreign, of competent jurisdiction directing the transactions contemplated by this Agreement not be consummated, and no such injunction, writ, preliminary restraining order or such other order has been issued or is in effect. There is no suit, action or other proceeding, pending or threatened, before any court or governmental agency in which it is sought to obtain damages or other relief in connection with this Agreement or any of the transactions contemplated hereby and Seller knows of no basis for such suit, action or other proceeding.

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

          4.11 Patents, Trademarks, Trade Rights, Etc. Except for the Patents identified on Schedule 1.1.4 hereto, there are no patents, patent applications, inventions, licenses, trade names, trademarks or service marks, trademark or service mark registrations or applications, copyrights, copyright applications or registrations, processes, designs, trade secrets, know how, and other similar proprietary rights, data or Trade Rights that relate to the Assets or the Business. Seller owns and has the right to use the Assets, including the Patents, and all such proprietary rights and data that relate to the Assets. There are no claims of infringement against Seller threatened or pending in any court pertaining to the use by Seller of the Assets, or any of the foregoing items, and Seller has not received any notice that the use by Seller of any of the Assets infringes the proprietary rights of any parson or entity. Seller is not currently operating under license agreements from any person or entity relating to the use of any of the Assets or any of the foregoing items.

          4.12 Consents and Compliance with Law. Except as set forth in the Disclosure Schedule, Seller has not violated or is currently in violation of, and the consummation of the transactions contemplated hereby will not cause any violation of, any order of any governmental entity or any law, ordinance, regulation, order, requirement, statute, rule, permit, concession, grant, franchise, license or other governmental authorization relating or applicable to the Assets or the Business, except, with respect to any prior or current violation, where the violation would not have a material adverse effect on the Business.

          4.13 Taxes. All federal, state, payroll and local taxes called for by any federal, state or local returns or reports, or due or claimed to be due by the Internal Revenue Service or any other taxing authority upon Seller or upon or measured by any of its properties, assets, sales or income, have been or will be properly paid. None of the Assets is subject to any lien for taxes that are delinquent or due and payable.

          4.14 Contracts; Insurance. Except as set forth in the Disclosure Schedule, Seller has no currently existing contract, obligation or commitment (written or oral) of any material nature, including without limitation the following:

               (a) Employment, bonus or consulting agreements, pension, profit sharing, deferred compensation, stark bonus, retirement, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities of Seller and agreements among shareholders of Seller and Seller;

               (b) Loan or other agreements, notes, indentures, or instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of Seller's property or any agreement or instrument evidencing any guaranty by Seller of payment or performance by any other person;

               (c) Agreements with dealers, sales representatives, brokers or other distributors, jobbers, advertisers or sales agencies;

               (d) Agreements with any labor union or collective bargaining organization or other labor agreements;

               (e) Any contract or series of contracts with the same person for the furnishing or purchase of machinery, equipment, goods or services, including without limitation agreements with processors and subcontractors, except contracts entered into in the ordinary course of business;

               (f) Any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which Seller is a party;

               (g) Agreements limiting the freedom of Seller to compete in any line of business or in any geographic area or with any person;

               (h) Agreements providing for disposition of the Business, assets or shares of Seller, agreements of merger or consolidation to which Seller is a party or letters of intent with respect to the foregoing;

               (i) Agreements involving or letters of intent with respect to the acquisition of the business, assets or shares of any other business; and

               (j)  Insurance policies.

     Seller has complied with all the material provisions of all contracts to which Seller is a party and all commitments undertaken by Seller and/or to which Seller is obligated, and Seller is not in default thereunder. All of such contracts and agreements are valid, binding and in full force effect in accordance with their terms and conditions subject to bankruptcy, insolvency and reorganization laws, and there is no existing default thereunder or breach thereof, to the best knowledge of Seller, by any other party thereto.

          4.15 Employees. To the best of the knowledge and belief of Seller/ no employee of Seller is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant relating to the right of any such employee to be employed by Seller or to provide services to Seller because of the nature of the Business conducted or to use trade secrets or proprietary information of others and the employment of the Seller's employees does not subject Seller to any material liability. Seller is not a party to any collective bargaining agreement covering any of its employees.

          4.16 ERISA. Seller does not maintain, sponsor, or contribute to any program or arrangement that is an "employee pension benefit plan", an "employee welfare benefit plan" or a "multiemployer plan", as those terms are defined in Sections 3(2), 3(l), and 3(37) of the Employee Retirement Income Security Act of 1914. Listed in the Disclosure Schedule are all material incentive or benefit arrangements of Seller that existed immediately prior to Closing.

          4.17 License Permits. Seller has obtained all material licenses, permits and authorizations required by applicable laws or regulations pertaining to the business.

          4.18 Condition of Tangible Assets. All of the tangible assets comprising the Assets are in operating condition.

          4.19 All Assets. The Assets constitute all of the assets used in the conduct of the Business as now conducted.

          4.20 Insurance Policies. The Disclosure Schedule contains a description of all insurance policies (specifying the insurer, the amount of coverage, the type of insurance and the policy number) maintained by the Seller on the Assets, Business and personnel pertaining thereto.

          4.21 Environmental Protection Laws. None of Seller, the Business or the Assets are now, nor to the best knowledge of Seller, have any of Seller, the Business or the Assets been in the past, in violation of any applicable governmental law or regulation related to environmental protection, air pollution, hazardous materials or other similar matters.

          4.22 Customer List. The Disclosure Schedule sets forth a true, correct and complete list of all customers of Seller to which Seller has sold or provided products or services during the twelve (12) months immediately proceeding the date hereof.

          4.23 Representations and Warranties at Closing. All representations and warranties of Seller contained in this Agreement shall be true on and as of the Closing Date and shall survive the Closing Date.

     5. Representations, Warranties and Covenants of Buyer. Buyer makes the representations, warranties and covenants to Seller set forth below, each of which is true and accurate and which shall constitute a condition precedent to the Seller's obligations under this Agreement.

          5.1 Organization and Good Standing of Buyer. Buyer is a corporation duly organized under the laws of the State of Texas, and has full corporate power to carry on its business as now conducted and has corporate authority to purchase, and accept the Assets and to assume the Assumed Liabilities.

          5.2 Authority of Buyer. The execution by Buyer of this Agreement and related documents contemplated by or described in this Agreement and the consummation of the purchase provided for herein, have been duly authorized by the board of directors of Buyer. Buyer has full corporate power and authority to enter into and carry out the provisions of this Agreement and the documents contemplated or described herein and Buyer's performance of the provisions of this Agreement and said documents shall not constitute a violation or breach of any provision of Buyer's articles of incorporation or bylaws.

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

          5.3 Representations and Warranties at Closing. All representations and warranties of Buyer contained in a this Agreement shall be true on and as of the Closing Date and shall survive the Closing Date.

     6.   Post-Closing Covenants.

          6.1  Certain Covenants of Seller.

          6.1.1 Use of Name. From and after the closing Date, except as otherwise agreed by Buyer in writing, Seller agrees that neither it nor any of its affiliates shall use the name "ABASCO" or variations thereof. Seller hereby expressly consents to and shall defend Buyer's right to the use by Buyer of the name "ABASCO" and variations thereof.

          6.1.2 Transfer Costs. Seller shall pay in advance of the Closing Date all costs, if any, of transferring the Assets to Buyer, including expenses of physical delivery of possession of the Assets to Buyer, freight and transportation costs, postage, insurance costs, transfer taxes, sales taxes, stamp taxes, importation and exportation fees, taxes and duties, and any other expenses costs, fees, taxes, duties, levies, premiums or charges relating to delivering title and physical possession of the Assets to Buyer.

          6.1.3 Best Efforts. Upon the terms and subject to the conditions hereof, Seller shall use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

          6.1.4 Employee Matters. As of the Closing Date, Seller will: (a) terminate all of its employees, consultants, and other persons providing personnel services for Seller; (b) terminate all agreements relating thereto; and (c) pay its employees all wages, commissions and accrued vacation pay earned up to the time of termination, including overtime pay.

          6.1.5 Insurance. Seller shall, at Buyer's expense continue Seller's existing insurance coverage relating to the business and add Buyer as an additional insured to such coverage until such time that Buyer has obtained its own insurance coverage for such matters and claims currently covered by Seller's existing insurance coverage relating to the Business, but in no event for a period longer than three (3) months after the Closing Date. Notwithstanding the foregoing, however, Seller shall not be required to continue any health and/or life insurance coverage for employees for a period of thirty (30) days after the closing date, and Buyer shall not be named as an additional insured on such employee insurance.

          6.1.6 Accounting support. Seller shall provide, at Seller's expense, reasonable accounting support for the operation of the Business by Buyer until January 31, 1998. Such support will constitute the maintenance of books and records on Seller's accounting system in a format equivalent to that used prior to Closing.

     6.2  Certain Covenants of Buyer.

          6.2.1 Assumption of Liabilities. Buyer shall assume all liability and responsibility for the Assumed Liabilities (as defined in Section 2.1).

          6.2.2 Employment of Chuck LaBounty. Immediately upon Closing, Buyer shall employ Chuck LaBounty for compensation, and under terms and conditions, similar to those under which he was employed by Seller immediately prior to Closing.

          6.2.3 Completion of Certain Orders. Buyer will complete those orders identified in Schedule 6.2.3 under the terms and conditions set forth in
     Schedule 6.2.3.

          6.2.4 Storage of Drilling Services Inventory. Buyer agrees to store until March 1, 1996, the parts and inventory belonging to ITS Drilling Services Inc. that are currently located at 363 W. Canino Road or that will be delivered to that address prior to March 1, 1998.

     7. Further Assurances. Seller, from time to time after the Closing Date, at Buyer's request, will execute, acknowledge and deliver to Buyer such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Buyer may reasonably require in order to vest more effectively in Buyer, or to put Buyer more fully in possession of, any of the Assets, or to better enable Buyer to complete, perform or discharge any of the liabilities or obligations assumed by Buyer pursuant to Section 2.1 hereof. Buyer and Seller hereby covenant and agree to use their respective best efforts to take such action to execute such documents and instruments as may be reasonably required by the other to more effectively effectuate the purposes of this Agreement from time to time after the Closing Date.

     8. Closing. The closing of the purchase and sale of the Assets (the "Closing") shall take place upon the execution of this Agreement by both parties hereto, and the date on which the Closing takes place shall be referred to herein as the "Closing Date".

         8.1 Delivery to Buyer. At the Closing Seller shall deliver to Buyer the following:

                (a) a Bill of Sale covering the Assets in the form attached as
          Schedule 8.1 to this Agreement with appropriate schedules attached thereto;

                (b) such further deeds, bills of sale, endorsements/ assignments, documents of title, and other good and sufficient instruments of conveyance and transfer, in form reasonably satisfactory to Buyer, as shall be effective to vest in Buyer all of the Sellers' title to, and interest in, the Assets under applicable law;

                (c) a certified copy of resolutions duly adopted by the board of directors and stockholders of Seller authorizing and approving the execution and delivery of this Agreement and performance by Seller of its obligations hereunder;

                (d) a certificate, dated the Closing Date and executed by the president of the Seller, certifying that Seller has performed all the agreements and covenants of Seller specified in this Agreement to be performed by Seller on or before the Closing Date

              (e) Possession of the Assets to be conveyed pursuant to this Agreement

          8.2 Payment of Purchase Price. At the Closing Buyer shall pay to Seller in same day funds the amount required to be paid at Closing under
     Section 3.3 above.

          8.3 Delivery of Assets. At the Closing Seller shall deliver to Buyer the Assets.

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

     9.  Indemnification.

         9.1 Indemnification by Seller. Seller agrees to indemnify, defend and hold Buyer and each of its officers, directors, employees, agents, stockholders and controlling Persons and their respective successors and assigns (each, a Buyer Indemnified Party") harmless from and against and, in respect of the entirety of Adverse Consequences actually suffered, incurred or realized by such party, arising out of or resulting from any breach of representation or warranty or breach of any covenant or agreement made or undertaken by Seller in this Agreement, including the Disclosure Schedule and all excluded liabilities, provided, that (A) Seller shall not have any obligation to indemnify Buyer from and against any Adverse Consequences until Buyer has suffered Adverse Consequences by reason of all such matters in excess of $100,000 (after which point Seller will be obligated to provide indemnification from and against the full amount of Adverse Consequences, subject to the limitation in the following clause) and (B) to the extent the Adverse Consequences Buyer has suffered by reason of the matters set forth in this Section exceeds the Purchase Price; Seller shall not have any obligation to indemnify Buyer from and against any further Adverse Consequences by reason of such matters. For purposes of this
Article 9 the term "Adverse Consequences" shall mean any and all liabilities, losses, damages, demands, assessments, claims, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, costs and expenses incurred in connection with investigating and defending any claims or causes of action (including, without limitation, attorneys' fees and expenses); provided that it shall not include Excluded Liabilities for which Seller shall be wholly liable. Any "materiality" qualifies to any representation shall not be given effect for the purposes of determining whether Buyer is entitled to indemnification hereunder.

     9.2 Indemnification by Buyer. Except to the extent Seller has expressly agreed to indemnify for such matters, Buyer agrees to indemnify, defend, and hold Seller and each of its officers, directors, employees, agents, stockholders and controlling Persons and their respective successors and assigns (each a "Seller Indemnified Party") harmless from and against and in respect of the entirety of Adverse Consequences actually suffered, incurred or by such party, arising out of or resulting from or relating (i) to any misrepresentations or breaches of any of Buyer's warranties or covenants contained in this Agreement; and/or (ii) the operation of the Business or use of the Assets after the Closing Date.

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

    9.3 Exclusive Remedy. The indemnification provisions in this Article 9 shall be the exclusive remedy for damages for breach of any representation, warranty, or covenant herein. Except as provided herein, no representations or warranties are being provided by Seller or any other Person with respect to the transactions contemplated hereby. Nothing herein shall prevent any party from seeking equitable relief.

   9.4 Survival. Except for representation relating to federal and state taxes and environmental liabilities as to which no limitation (other than applicable statutes of limitation) shall apply, all representations and warranties of Buyer and Seller contained in this Agreement shall survive the Closing until September 1, 1999. Any notice or assertion of a claim for indemnification under this Agreement must be given before September 1, 1999.

     10. Transfer of Risk and Title. Subject to consummation of the Closing, title to the Assets and risk of loss, damage, or destruction shall be deemed to have passed to Buyer at 12:01 a.m. on the Closing Date. Notwithstanding the foregoing, however, Seller shall remain liable for any loss, damage, or destruction to the Assets, of for any damage or injury relating to the assets that arises out of, or results from, the actions of Seller from 12:01 a.m. on the Closing Date to the actual time of Closing.

     11.  Miscellaneous.

          11.1 Successors and Assigns. All covenants, conditions, representations, warranties and agreements of the parties contained herein shall be binding upon and inure to the benefit of their respective heirs, beneficiaries, legal representatives, successors and assigns.

          11.2 Entire Agreement. This Agreement, including all documents attached hereto or referenced herein, which are incorporated herein as if fully set forth, embodies the entire agreement and understanding between the parties relating to the sale and purchase of the Assets and the assumption of the Assumed Liabilities and supersedes any prior understanding or agreements with respect to the subject matter hereof, including the Letter Agreement between LaSalle and Seller dated September 5, 1997.

        11.3 Amendment. No supplement, modification or amendment of this Agreement shall be binding upon the parties unless executed in writing by the party against whom enforcement is sought.

        11.4 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, other than as expressly provided for herein, each of the parties hereto shall pay the fees and expenses of its respective counsel, accountants and other experts, and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement and consummation of the transactions contemplated hereby, provided that the expenses of Seller shall not be paid out of the Assets.

        11.5 Invalidity. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        11.6 Headings. The headings of the Sections and paragraphs of this Agreement and of the Schedules hereto are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof or thereof.

        11.7 Construction and References. Words used in this Agreement, regardless of the number or gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context shall require. Unless otherwise specified, all references in this Agreement to Sections, paragraphs or clauses are deemed references to the corresponding Sections, paragraphs or clauses in this Agreement, and all references in this Agreement to Schedules are references to the corresponding Schedules attached to this Agreement.

          11.8 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof (whether or not similar).

          11.9 Notices. Any notice, request, instruction or other document to be given hereunder by either party to the other party shall be in writing and delivered personally, via telecopy (with receipt confirmed) or by registered or certified mail, postage prepaid:

     If to Buyer, to:

     Boots & Coots/IWC
     5151 San Felipe-Suite 450
     Houston, TX 77056
     Attn: Charles Phillips, Atty.
     Telecopy No. (713) 621-7988

     with copies to:

     Brown, Parker & Leahy, LLP
     1200 Smith St.-Suite 3600
     Houston, TX 77002
     Telecopy No. (713) 654-1871
     Attn: Dallas Parker

     If to Seller, to:

     ITS Environmental Services Inc.
     4669 Southwest Freeway, Suite 400
     Houston, Texas 77027
     Attn: Kendal Gladys
     Telecopy No. (713) 961-8061

     with copies to:
     Jean-Michel Malek
     (same address and telecopy)

     or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail. Any notice which is sent by telecopy shall be deemed to have been duly given to the party to which it is addressed upon telephonic confirmation of the same as provided herein. A copy of any notices delivered by telecopy shall promptly be mailed in the manner herein provided to the party to which such notice was given.

          11.10 Governing Law. This Agreement and all matters connected with the performance thereof shall be construed, interpreted, and governed in all respects by the laws of the state of Texas.

          11.11 Arbitration. Buyer and Seller agree that any dispute or controversy arising out of or in connection with this Agreement or any alleged breach hereof shall be settled exclusively by arbitration in Houston, Texas pursuant to the rules of the American Arbitration Association. If the two parties cannot jointly select a single arbitrator to determine the matter, one arbitrator shall be chosen by each party (or, if a party fails to make a choice, by the American Arbitration Association on behalf of such party) and the two arbitrators so chosen will select a third. The decisions of the single arbitrator jointly selected by the parties, or, if three arbitrators are selected, the decision of any two of them, will be final and binding upon the parties and the judgment of a court of competent jurisdiction may be entered thereon. Fees of the arbitrators and costs of arbitration (including attorneys' fees) shall be borne by the parties in such manner as shall be determined by the arbitrator or arbitrators.

          11.12 Non-Competition Agreement. For a period of three years from the date hereof, neither Seller nor any Affiliate of Seller shall, within the areas in which the Business has been conducted in the last two years preceding the Closing Date, (i) compete directly or indirectly with the Business engaged in as of the Closing Date, (ii) offer employment to the then-current employees of the Business or Buyer or (iii) own any interest in any enterprise that directly or indirectly competes with the Business engaged in as of the Closing Date. Notwithstanding the foregoing or any other provision of this Agreement, Seller and/or its Affiliates shall have the right at any time to engage in any business or activities engaged in by any Affiliate of Seller as of the Closing Date (other than those activities identified in the Products/Services Catalog attached listed in Exhibit 11.12), whether or not such business or activities directly or indirectly compete with the Business engaged in as of the Closing Date.

          11.13 Non-Disclosure of Confidential Information. Seller agrees that it will not disclose, and Seller will use its best efforts to prevent disclosure by any person having any confidential information included within the Assets.

     IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the date first written above.

ITS ENVIRONMENTAL SERVICES INC.


By: /s/ Kendal Gladys         9/25/97
   -----------------------------------
   Kendal Gladys
   President


ABASCO, INC.


By: /s/ Gregory Brown         9/25/97
   -----------------------------------
   Gregory Brown
   President